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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-37869; Form S-3 D/A, No. 33-70212; Form S-3, No. 33-58220;
Form S-3, No. 33-56915; Form S-3/A, No. 333-03339; Form S-3/A, No. 333-32475;
Form S-3/A, No. 333-50477; Form S-3/A, No. 333-93705; Form S-3, No. 333-95525;
Form S-4, No. 333-13429; Form S-8, No. 33-68852; Form S-8, No. 33-57687; Form
S-8, No. 33-57695; Form S-8, No. 333-32343; Form S-8, No. 333-46337, Form S-8,
No. 333-73143; and Form S-8, No. 333-73145) of Atmos Energy Corporation and in the related Prospectuses of our report dated November 8, 2000, with respect to the consolidated financial statements of Atmos Energy Corporation included in this Annual Report (Form 10-K) for the year ended September 30, 2000.

Our audit also included the financial statement schedule of Atmos Energy Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




                                             ERNST & YOUNG LLP

Dallas, Texas
November 14, 2000